Exhibit 10.92

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

AMENDMENT ONE

TO

MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT

July 23, 2018

This Amendment One (this “Amendment”) to the Repurchase Agreement (defined below), is entered into on July 23, 2018, by and between Wells Fargo Bank, N.A. (“Buyer”) and Caliber Home Loans, Inc. (“Seller”).

W I T N E S S E T H:

WHEREAS, Buyer and Seller have entered into that certain Master Repurchase Agreement and Securities Contract, dated as of April 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof and as may be further amended, restated, supplemented or otherwise modified hereafter, the “Repurchase Agreement”), along with the related Third Amended and Restated Addendum dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time hereafter, the “Addendum,” and together with the Repurchase Agreement, the “Master Repurchase Agreement”); and

WHEREAS, Buyer and Seller wish to amend certain provisions of the Master Repurchase Agreement in order to tailor the contract as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

SECTION 1. Amendments to Repurchase Agreement.

(a) Annex A to the Repurchase Agreement is hereby amended by amending and restating the definition of “Net Operating Income” in its entirety as follows:

“Net Operating Income” means, with respect to Seller or Guarantor, as applicable, pre-tax net income from continuing operations for the applicable period then being measured (starting with the Test Period ending June 30, 2018), determined in accordance with GAAP, but excluding (i) the change in fair value of mortgage servicing rights and (ii) gains and losses associated with hedging transactions in respect of mortgage servicing rights.

(b) Schedule 1 to the Repurchase Agreement is hereby amended as follows.

i. Paragraph (e) of Schedule 1 is hereby amended and restated in its entirety as follows:

(e) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Guide, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount of 100% of the insurable value of the improvements as established by the property insurer, unless otherwise restricted by state law; or 100% of replacement cost or the combined unpaid principal balance of the mortgage (loan amount), if it equals 80% of the insurable value of the improvements, and consistent with the amount that would have been required as of the date of origination in accordance with the Guide. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan as long as it equals 80% of the insurable value of the improvements, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by, to the best of Seller’s knowledge, any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

ii. Paragraph (h) of Schedule 1 is hereby amended and restated as follows:

(h) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State and consists of a single or contiguous parcel of real property as defined in the applicable Agency Guide with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to Underwriting Guidelines, that a de minimus percentage of the Mortgage Loans may be Cooperative Mortgage Loans and that no residence or dwelling is a (i) a mobile home or manufactured housing unit (other than a Manufactured Home) not secured by real property, (ii) a log home, (iii) an earthen home, (iv) an underground home, (v) any dwelling situated on a parcel of land larger than permitted under the applicable Agency Guide; and (vi) any dwelling situated on a leasehold estate. No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Buyer in its discretion With respect to each Mortgage Loan that is a Manufactured Home, such unit is a “single family residence” within the meaning of Section 25(e)(1) of the Code, and has a minimum of four hundred (400) square feet of living space, a minimum width of one hundred two (102) inches and is of a kind customarily used at a fixed location. The fair market value of the Manufactured Home securing each contract was at least equal to [***] of the total price of the contract (including land) at either (i) the time the contract was originated (determined pursuant to the REMIC Provisions) or (ii) the time the contract is transferred to the purchaser.

iii. Paragraph (aa) of Schedule 1 is hereby amended and restated in its entirety as follows:

(aa) Mortgaged Property Undamaged. To the best of Seller’s knowledge, the related Mortgaged Property is free of damage and waste that could materially adversely affect the value of the Mortgage Loan; and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property.

iv. Paragraph (ff) of Schedule 1 is hereby amended and restated in its entirety as follows:

(ff) Appraisal. Except with respect to (i) HARP Mortgage Loans for which the applicable HARP guidelines issued by the Federal Housing Finance Agency (which also meets all applicable Fannie Mae and MBFG HARP Guidelines) do not require and appraisal, (ii) FHA Streamline Loans, (iii) VA Interest Rate Reduction Loan, (iv) USDA Streamline Loans, (v) Mortgage Loans receiving property inspection waiver through Fannie Mae’s Desktop Underwriter, and (v) Mortgage Loans receiving property inspection waivers through Freddie Mac’s Loan Product Advisor, the Mortgage File with respect to such Mortgage Loan contains an appraisal of the related Mortgaged Property meeting the requirements set forth by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 made and signed, prior to the approval of the application for such Mortgage Loan, by a qualified appraiser (a) who, at the time of such appraisal, met the minimum qualifications of Fannie Mae or Freddie Mac and the requirements of the Seller’s appraisal policy and (b) who satisfied (and which appraisal was conducted in accordance with) all of the applicable requirements of the Uniform Standards of Professional Appraisal Practice and all applicable federal and state laws and regulations in effect at the time of such appraisal and procedures. Such appraiser was licensed in the state where the Mortgaged Property is located, had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, and such appraiser’s compensation was not affected by the approval or disapproval of such Mortgage Loan. The appraisal shall have been made within one hundred eighty (180) days of the origination of the Mortgage Loan. If the appraisal was made more than one hundred twenty (120) days before the origination of the Mortgage Loan, Seller shall have received and included in the servicing file a recertification of the appraisal.

v. Paragraph (yyy) of Schedule 1 is hereby amended and restated in its entirety as follows:

(yyy) HARP Mortgage Loans. With respect to each HARP Mortgage Loan, such Mortgage Loan (i) is not a Correspondent Loan, (ii) refinances a Mortgage Loan originated prior to June 1, 2009, (iii) was originated in accordance with all HARP guidelines and in accordance with all applicable MBFG HARP Guidelines and (iv) is subject to such mortgage insurance as may be required by the Fannie Mae automated underwriting system, Desktop Underwriter or the Freddie Mac automated underwriting system, Loan Product Advisor.

SECTION 2. No Default; Representations and Warranties. To induce Buyer to provide the amendments set forth in Section 1, Seller hereby represents, warrants and covenants that:

(a) No Default or Event of Default has occurred and is continuing on the date hereof; and

(b) The representations and warranties of Seller contained in the Repurchase Agreement are true and correct in all material respects and such representations and warranties are remade as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case, they were true, correct and complete in all material respects on and as of such earlier date.

SECTION 3. No Waiver. Buyer has not by this Amendment waived, is not waiving, and has no intention of waiving, any Default, Event of Default or breach of any term or provision of the Repurchase Agreement or any other Program Agreement, whether now existing or hereafter occurring.

SECTION 4. Defined Terms. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Repurchase Agreement.

SECTION 5. Single Agreement. The foregoing amendment only relates to the Repurchase Agreement between Buyer and Seller. Except as expressly amended above, all of the terms and conditions of the Master Repurchase Agreement remain in full force and effect and are hereby reaffirmed.

SECTION 6. No Novation, Agreement in Full Force and Effect as Amended. The parties hereto have entered into this Amendment solely to amend the terms of the Master Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or any other party under or in connection with the Master Repurchase Agreement or any of the other Program Agreements. It is the intention and agreement of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Obligations of the parties under the Master Repurchase Agreement are preserved, (ii) the liens and security interests granted under the Master Repurchase Agreement continue in full force and effect, and (iii) any reference to the Master Repurchase Agreement in any Program Agreements shall be deemed to reference to this Amendment.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 8. Counterparts. This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

[signatures appear on the following pages]

IN WITNESS WHEREOF, Seller and Buyer have caused their names to be signed to this Amendment One to Master Repurchase Agreement and Securities Contract by their respective officers thereunto duly authorized as to the date first above written.

Buyer:

WELLS FARGO BANK, N.A.

By:	/s/ Kenneth D. Logan
Name: Kenneth D. Logan
Title: Managing Director

[signatures continue on the following page]

Seller:

CALIBER HOME LOANS, INC.

By:	/s/ William Dellal
Name: William Dellal
Title: CFO

[end of signatures]